UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2006
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
     Arrangements of Certain Officers.
     On November 17, 2006, BlueLinx Holdings Inc. (the “Company”), operating through its wholly owned subsidiary BlueLinx Corporation, entered into a consulting agreement with David J. Morris, its Chief Financial Officer (the “Agreement”). The Company previously announced Mr. Morris’ intention to leave the Company before the end of 2006. Pursuant to the terms of the Agreement, following Mr. Morris’ resignation from active employment, the Company agrees to pay Mr. Morris a consulting fee of $28,990 per month for two years. The Company will make the first payment on the date that is six months after his resignation date in the amount of $173,940 which will represent the total consulting payments owed to Mr. Morris for the first six months of the Agreement. Each month thereafter, for a period of 18 months, Mr. Morris shall receive a payment of $28,990 per month. The Agreement also contains confidentiality and non-solicitation provisions, as well as a covenant not to compete during the term of the Agreement. The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

10.1	Consulting Agreement between BlueLinx Corporation and David J. Morris, dated November 17, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Barbara V. Tinsley
Barbara V. Tinsley
General Counsel & Secretary

Dated: November 20, 2006

EXHIBIT INDEX

Exhibit	Description

10.1	Consulting Agreement between BlueLinx Corporation and David J. Morris, dated November 17, 2006

4